Exhibit 99.1

Tredegar Corporation        Contact:
Corporate Communications        Neill Bellamy
1100 Boulders Parkway        Phone: 804/330-1211
Richmond, Virginia 23225        Fax: 804/330-1777
E-mail: invest@tredegar.com        E-mail: neill.bellamy@tredegar.com
Website: www.tredegar.com
FOR IMMEDIATE RELEASE

MICHAEL W. GIANCASPRO REJOINS TREDEGAR CORPORATION

RICHMOND, Va., October 5, 2015 -- Tredegar Corporation (NYSE:TG) today announced the appointment of Michael W. Giancaspro to the position of Vice President, Business Processes and Corporate Development, effective immediately. Mr. Giancaspro comes to Tredegar Corporation from Turnaround Strategies, a business consulting company, where he served as President from 2006 to 2015. Previously, he was part of Tredegar’s initial senior management team in 1989 and served as Vice President in a variety of capacities from 1992 to 2000 and 2003 to 2005. Mr. Giancaspro earned a B.S. degree in business administration from Virginia Tech and an M.B.A. degree from Virginia Commonwealth University.
About Tredegar Corporation
Tredegar Corporation is a manufacturer of plastic films and aluminum extrusions. A global company headquartered in Richmond, Virginia, Tredegar had 2014 sales of $952 million. With approximately 2,700 employees, the company operates manufacturing facilities in North America, South America, Europe, and Asia.

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